Exhibit 99.1

ULTA BEAUTY ANNOUNCES CEO TRANSITION

Dave Kimbell to Retire After Distinguished 11-Year Tenure

Kecia Steelman Appointed President and Chief Executive Officer

BOLINGBROOK, Ill. January 6, 2025 – Ulta Beauty, the nation’s largest specialty beauty retailer, today announced that Dave Kimbell will retire as Chief Executive Officer after 11 years with Ulta Beauty and will step down from the company’s Board of Directors. Kecia Steelman, President and Chief Operating Officer, will succeed Dave Kimbell as President and Chief Executive Officer and will join the company’s Board effective January 6, 2025. Mr. Kimbell will serve as an advisor to the company through June 28, 2025.

“On behalf of the Board, we are grateful to Dave for his guidance, dedication, and integrity, and for the significant contributions he has made to Ulta Beauty,” said Lorna Nagler, Chair of Ulta Beauty’s Board of Directors. “Dave has demonstrated a deep commitment to unlocking the power of beauty for our guests and advancing Ulta Beauty’s market leadership. He has played a meaningful role in shaping Ulta Beauty into the company we are today, and we appreciate his continued service as an advisor during this transition.”

Throughout his tenure at Ulta Beauty, Mr. Kimbell has been a steadfast champion of Ulta Beauty associates, guests, communities, and unique culture. Mr. Kimbell became Chief Executive Officer of Ulta Beauty in 2021 after serving in executive roles with the company since 2014. During his tenure as CEO, the company grew to more than $11 billion in annual revenue and delivered double-digit growth in diluted earnings per share, and his values-based leadership and commitment to ensuring beauty is inclusive enabled Ulta Beauty to enhance its market leadership, drive record-level brand love and awareness, and expand its world-class loyalty program.

“Serving as CEO of Ulta Beauty has been the highlight of my career, and I am proud to have led and worked alongside so many associates who are passionate about delivering great experiences for our guests,” said Kimbell. “Kecia is a strategic leader with a proven record of driving operational excellence and creating exceptional guest experiences while fostering a caring and inclusive culture. I have every confidence she will expand Ulta Beauty’s leadership in beauty and wellness.”

Nagler continued, “As a result of the Board’s robust succession planning process, we are pleased to name Kecia Steelman as the new President and CEO of Ulta Beauty. Kecia is a world-class business executive with deep beauty and retail expertise, an unwavering commitment to effective execution, and a profound passion for our guests and associates. She has been instrumental in developing our recently refreshed strategic framework, and we are confident that she is the right person to lead Ulta Beauty forward.”

Ms. Steelman was named President and Chief Operating Officer in 2023 after serving in a variety of executive roles with the company since 2014. Highly regarded within the retail and beauty industry for her inclusive and thoughtful leadership, Ms. Steelman has been pivotal in developing and executing the company’s strategies to deliver profitable growth. During her more than 10 years with Ulta Beauty, she has consistently driven exceptional execution, while fostering strong external partnerships and a collaborative culture. Her track record of success spans her tenure with the company and is rooted in deep expertise across retail operations and services, real estate, corporate strategy, and business transformation.

“Dave has been a supportive leader, mentor, and friend, and I am honored to become the next CEO of Ulta Beauty,” said Steelman. “Ulta Beauty is more than a beauty retailer – we are a destination that helps bring to life all the beautiful possibilities that lie within every guest and associate who walks through our doors. I am confident the strategic priorities we shared last fall will enable us to capture greater market share in beauty and wellness and deliver long-term profitable growth, and I am excited to lead our outstanding teams as we unlock even greater advantages of our operating model, drive best-in-class execution, and position Ulta Beauty for our next chapter of growth as the beauty destination for a lifetime.”

Fourth Quarter Update

Reflecting stronger-than-expected performance during the holiday season, the company has increased its fourth quarter outlook. Based on sales performance quarter-to-date, the company now expects comparable sales will increase modestly and operating margin will be above the high-end of the company’s previous expected range of 11.6% to 12.4% of sales for the fourth quarter of fiscal 2024. The company plans to report financial results for the fourth quarter and fiscal 2024 on March 13, 2025.

About Ulta Beauty

At Ulta Beauty (NASDAQ: ULTA), the possibilities are beautiful. Ulta Beauty is the largest specialty U.S. beauty retailer and the premier beauty destination for cosmetics, fragrance, skin care products, hair care products and salon services. In 1990, the company reinvented the beauty retail experience by offering a new way to shop for beauty – bringing together All Things Beauty. All in One Place®. Today, Ulta Beauty operates more than 1,437 retail stores across 50 states and also distributes its products through its website, which includes a collection of tips, tutorials, and social content. For more information, visit www.ulta.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect the company’s current views with respect to, among other things, future events and financial performance. These statements can be identified by the use of forward-looking words such as “outlook,” “believes,” “expects,” “plans,” “estimates,” “targets,” “strategies” or other comparable words. Any forward-looking statements contained in this press release are based upon the company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by the company or any other person that the future plans, estimates, targets, strategies or expectations contemplated by the company will be achieved. Such forward-looking statements are subject to various risks and uncertainties, which include, without limitation:

●	macroeconomic conditions, including inflation, elevated interest rates and recessionary concerns, as well as continuing labor cost pressures, and transportation and shipping cost pressures, have had, and may continue to have, a negative impact on our business, financial condition, profitability, and cash flows (including future uncertain impacts);

●	changes in the overall level of consumer spending and volatility in the economy, including as a result of macroeconomic conditions and geopolitical events;

●	our ability to sustain our growth plans and successfully implement our long-range strategic and financial plan;

●	the ability to execute our operational excellence priorities, including continuous improvement, Project SOAR (the replacement of our enterprise resource planning platform), and supply chain optimization;

●	our ability to gauge beauty trends and react to changing consumer preferences in a timely manner;

●	the possibility that we may be unable to compete effectively in our highly competitive markets;

●	the possibility of significant interruptions in the operations of our distribution centers, fast fulfillment centers, and market fulfillment centers;

●	the possibility that cybersecurity or information security breaches and other disruptions could compromise our information or result in the unauthorized disclosure of confidential information;

●	the possibility of material disruptions to our information systems, including our Ulta.com website and mobile applications;

●	the failure to maintain satisfactory compliance with applicable privacy and data protection laws and regulations;

●	changes in the good relationships we have with our brand partners, our ability to continue to obtain sufficient merchandise from our brand partners, and/or our ability to continue to offer permanent or temporary exclusive products of our brand partners;

●	our ability to effectively manage our inventory and protect against inventory shrink;

●	changes in the wholesale cost of our products and/or interruptions at our brand partners’ or third-party vendors’ operations;

●	epidemics, pandemics or natural disasters, which could negatively impact sales;

●	the possibility that new store openings and existing locations may be impacted by developer or co-tenant issues;

●	our ability to attract and retain key executive personnel;

●	the impact of climate change on our business operations and/or supply chain;

●	our ability to successfully execute our common stock repurchase program or implement future common stock repurchase programs;

●	a decline in operating results which could lead to asset impairment and store closure charges; and

●	other risk factors detailed in the company’s public filings with the Securities and Exchange Commission (the SEC), including risk factors contained in its Annual Report on Form 10-K for the fiscal year ended February 3, 2024, as such may be amended or supplemented in its subsequently filed Quarterly Reports on Form 10-Q.

The company’s filings with the SEC are available at www.sec.gov. Except to the extent required by the federal securities laws, the company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Kiley Rawlins, CFA

Vice President, Investor Relations

krawlins@ulta.com

Media Contact:

Crystal Carroll

Senior Director, Public Relations

ccarroll@ulta.com